Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350)

I, Snehal Patel, certify that pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350), the 10-K report for Greenwich LifeSciences, Inc. for the fiscal year ended December 31, 2023 as filed with the Securities Exchange Commission fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of Greenwich LifeSciences, Inc.

/s/ Snehal Patel
Snehal Patel
April 15, 2024	Chief Executive Officer (Principal Executive Officer and Principal Accounting and Financial Officer)